EXHIBIT: 23.1



                          INDEPENDENT AUDITORS' CONSENT



The Board Of Directors
Optimal Robotics Corp.



We consent to incorporation by reference in the registration statement (No. 333-65530) on Form S-8 of Optimal Robotics Corp. of our report dated February 18, 2002, relating to the consolidated balance sheet of Optimal Robotics Corp. as of December 31, 2001 and the related consolidated statements of operations, retained earnings and cash flows for the year then ended, which report appears in the December 31, 2001 annual report on Form 10-K of Optimal Robotics Corp.


/s/ KPMG LLP

Chartered Accountants



March 28, 2002

Montreal, Canada


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